CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated the Chief Executive Officer, the Chief

Financial Officer or the Chief Operating Officer of Galectin Therapeutics Inc. the Company to execute and file on the undersigneds behalf all Forms 3 4 and 5 including any amendments thereto that the undersigned may be required to file with the US Securities and Exchange Commission as a result of the undersigneds ownership of or transactions in securities of the Company. The authority of the Chief Executive Officer, the Chief Financial Officer or the Chief

Operating Officer of the Company under this Statement shall continue until the undersigned is no longer required to file Forms 3 4 and 5 with regard to the undersigned's ownership of or transactions in securities of the Company unless earlier revoked in writing. The undersigned acknowledges that the Chief Executive Officer, the Chief

Financial Officer or the Chief Operating Officer of the Company is not assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated as of  June 24, 2013

Marc Rubin

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Marc Rubin

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